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                                                                 Exhibit 10.11


                             TUSCARORA INCORPORATED

                     INDEMNIFICATION AND INSURANCE AGREEMENT


                  THIS AGREEMENT made this 15th day of December, 1994, by and between TUSCARORA INCORPORATED, a Pennsylvania corporation (the "Company"), and Robert W. Kampmeinert (the "Director").

                  WHEREAS, the Director is an Authorized Representative of the Company, as "Authorized Representative" is defined in Section 1 of this Agreement; and

                  WHEREAS, the Articles of the Company and the indemnification provisions of the Pennsylvania Business Corporation Law (the "State Statute") specifically provide that the rights to indemnification and advancement of expenses provided by such Articles, the State Statute or any other provision of law are not exclusive of any other rights to which any person may be entitled under any by-law, agreement, vote of shareholders or directors or otherwise and thus contemplate that agreements may be entered into with respect to indemnification and advancement of expenses; and

                  WHEREAS, the State Statute permits the Company to purchase and maintain insurance on behalf of Authorized Representatives against any reasonable expenses and liability incurred by such persons; and

                  WHEREAS, developments with respect to the availability of liability insurance at a reasonable cost and the terms on which liability insurance may be procured have raised uncertainties concerning the adequacy and reliability of the protection afforded by such insurance; and

                  WHEREAS, the Board of Directors of the Company (the "Board") has concluded that the continuation of present trends in litigation against Authorized Representatives will make it more difficult for the Company to attract and retain directors, officers, employees, agents and other representatives of the highest degree of competence and commitment; and

                  WHEREAS, the Board deems such consequences to be so detrimental to the best interests of the Company and its shareholders that it has concluded that it is reasonable, prudent and necessary for the Company to act to provide certain of its Authorized Representatives with enhanced protection against inordinate risks attendant on their positions in order to assure that the most capable persons otherwise available will be attracted to such positions; and

                  WHEREAS, in order to ameliorate the uncertainties and provide the protection referred to above and to induce the Director to continue to serve the Company, the Company has





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determined it to be in the best interests of the Company and its shareholders that the Company enter into this Agreement with the Director;

                  NOW THEREFORE, in consideration of the continued service of the Director to the Company after the date of this Agreement, the Company and the Director, intending to be legally bound by this Agreement, agree as follows:

                  1. Authorized Representative. For the purpose of this Agreement, the term "Authorized Representative" means a director or officer of the Company or a subsidiary of the Company; a person serving at the request of the Company as a director, officer, employee, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other entity; and any other person designated by the Board as entitled to the benefit of the indemnification provisions of the Articles of the Company or of an agreement similar to this Agreement.

                  2. Indemnification. Except as provided in Section 7 of this Agreement, the Company shall hold harmless and indemnify the Director against all Expenses and Liability (as those terms are defined below in this Section 2) incurred by the Director in connection with any actual or threatened claim, action, suit or proceeding, whether civil, criminal, administrative, investigative or other, or whether brought by or against the Director or by or in the right of the Company or otherwise, in which the Director may be involved in any manner, as a party, witness or otherwise, or is threatened to be made so involved, by reason of the fact that the Director was or is an Authorized Representative, either as to action by the Director in his or her official capacity as a director or as to action by the Director in another capacity while holding such official capacity (any such claim, action, suit or proceeding being hereinafter referred to as an "Action" and any such claim, action, suit or proceeding brought by the Director against the Company being hereinafter referred to as a "Director Action"). As used in this Agreement, the term "Expenses" means all expenses actually and reasonably incurred, including fees and expenses of counsel selected by the Director, and "Liability" means all liability incurred, including the amounts of any judgments, excise taxes, fines or penalties and any amounts paid in settlement.

                  3. Advancement of Expenses and Liability. The Company shall pay all Expenses incurred by the Director in defending an Action, or in bringing and pursuing a Director Action under Section 5 of this Agreement, in advance of the final disposition of such Action or Director Action, except that no Expenses shall be advanced in respect of any Director Action brought to obtain payment for failure to maintain insurance under Section 4(c) of this Agreement. Also, if the Director shall become obligated or



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required to pay any Expenses or Liability that the Company would be obligated to pay under this Agreement except for the exclusion in clause (iv) of Section 7 of this Agreement before payment is reasonably expected to be made to the Director under an Insurance Policy or a Security Arrangement (as those terms are defined in clause (iv) of Section 7 of this Agreement), the Company shall advance the amount of any such Expenses or Liability to the Director. The advances of Expenses and Liability by the Company under this Section 3 are subject to the obligations of the Director set forth in Section 10(b) of this Agreement.

                  4. Maintenance of Insurance and Self Insurance.

                  (a) The Company represents that it presently has in force and effect the insurance on behalf of the Director against certain liabilities asserted against or incurred by the Director as set forth in Appendix A attached to and made a part of this Agreement. Subject only to the provisions of Section 4(b) of this Agreement, the Company agrees that, so long as the Director shall continue as an Authorized Representative of the Company and thereafter so long as the Director shall be subject to any actual or threatened Action by reason of the fact that the Director served as an Authorized Representative of the Company, the Company shall purchase and maintain in effect for the benefit of the Director such insurance providing, in all respects, coverage at least comparable to that presently provided.

                  (b) The Company shall not be required to maintain the insurance referred to in Section 4(a) of this Agreement if such insurance is not available on terms satisfactory to the then Board or if, in the business judgment of the then Board, either (i) the premium cost for such insurance is substantially disproportionate to the amount of coverage or (ii) the coverage provided by such insurance is so limited by exclusions that there is insufficient benefit from such insurance.

                  (c) Without limiting the obligations of the Company to provide indemnification and advancement of Expenses and Liability under Sections 2 and 3 of this Agreement, respectively, if the Company does not purchase and maintain in effect the insurance referred to in
         Section 4(a) of this Agreement for whatever reason, the Company shall hold harmless and make payment to the Director to the fullest extent of the coverage which would otherwise have been provided by such insurance for the benefit of the Director.




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         5.  Right of the Director to Payment Upon Request; Suit to Recover.

                  (a) Any indemnification under Section 2 of this Agreement, advancement of Expenses or Liability under Section 3 of this Agreement, payment for failure to maintain insurance under Section 4 of this Agreement or contribution under Section 8 of this Agreement shall be made no later than 30 days after receipt by the Company of a written request from the Director. If payment in full to the Director pursuant to such a request is not made by the Company within such period, the Director may at any time thereafter bring a Director Action to recover the unpaid amount of the claim and, if successful in whole or in part, the Director shall also be entitled to be paid for the Expenses of the Director incurred in bringing and pursuing such Director Action; and the Company hereby empowers the prothonotary or any attorney of any court of record within the United States or elsewhere to appear for the Company and to confess judgment as often as necessary against the Company in favor of the Director, as of any term, for the amount of the indemnification, advancement of Expenses or Liability, payment for failure to maintain insurance or contribution so requested by the Director, together with costs of suit and an attorney's commission of 15%, with release of all errors.

                  (b) The only defense to a Director Action to recover on a claim for indemnification under Section 2 of this Agreement shall be that the Company is not liable for such payment by reason of Section 7 of this Agreement, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its Board of Directors, independent legal counsel and shareholders) to have made a determination prior to the commencement of such Director Action that indemnification of the Director is proper in the circumstances, nor an actual determination by the Company (including its Board of Directors, independent legal counsel or shareholders) that the conduct of the Director was such that indemnification is prohibited by law, shall be a defense to such Director Action for indemnification or create a presumption that the conduct of the Director was such that indemnification is prohibited by law.

                  6.  Changes in the Law; Partial Indemnity.

                  (a) If any change after the date of this Agreement in any applicable law, statute or rule expands the power of the Company to indemnify an Authorized Representative, such change shall be within the purview of the rights of the Director and the obligations of the Company under this




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         Agreement. If any change in any applicable law, statute or rule narrows the right of the Company to indemnify an Authorized Representative such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the rights and obligations of the Company and the Director under this Agreement.

                  (b) If the Director is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses or Liability incurred by the Director in the prosecution, defense, appeal or settlement of any Action or Director Action but not, however, for the total amount of such Expenses or Liability, the Company shall indemnify the Director for the portion of such Expenses or Liability to which the Director is entitled.

                  7. Exclusions. The Company shall not be liable under this Agreement for any of the following payments:

                        (i) any payment for Expenses or Liability under
                  Section 2 of this Agreement if it shall be finally adjudicated that such payment (which may constitute a portion of the total Expenses or Liability incurred by the Director, as contemplated by Section 6(b) of this Agreement) is prohibited by law; or

                        (ii) any payment for Expenses or Liability on account
                  of any Action brought under Section 16(b) of the Securities Exchange Act of 1934, as amended, in which judgment is rendered against the Director for an accounting for profits realized from the purchase and sale, or sale and purchase, by the Director of equity securities of the Company; or

                        (iii) any payment for Expenses in a Director Action
                  unless (1) the Director Action is instituted under Section 5 of this Agreement and the Director is successful in whole or in part in such Director Action, (2) the Director is successful in whole or in part in another Director Action for which Expenses are claimed or (3) the indemnification for Expenses is included in a settlement of, or is awarded by a court in, such other Director Action; or

                        (iv) any payment for Expenses or Liability to the
                  extent payment is actually made to the Director under a valid, enforceable and collectible insurance policy provided by the Company (an "Insurance Policy") or by or out of a trust fund created by the Company, under a letter of credit or from other sources provided by the Company (a "Security Arrangement").



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                  8. Contribution. If the full indemnification provided in
Section 2 of this Agreement may not be paid to the Director because of the exclusion in clause (i) of Section 7 of this Agreement, then in respect of any actual or threatened Action in which the Company is jointly liable with the Director (or would be if joined in such Action), the Company shall contribute to the amount of any Expenses or Liability incurred by the Director for which indemnification is not available in such proportion as is appropriate to reflect
(i) the relative benefits received by the Company on the one hand and the Director on the other hand from the transaction from which the Action arose and
(ii) the relative fault of the Company, including its other Authorized Representatives, employees, agents and other representatives, on the one hand, and of the Director on the other hand in connection with the events which resulted in such Expenses or Liability, as well as any other relevant equitable considerations. The relative fault of the Company, including its other Authorized Representatives, employees, agents and other representatives, on the one hand, and of the Director on the other hand shall be determined by reference to, among other things, the relative intent, knowledge, access to information and opportunity of the Company and the Director to correct or prevent the circumstances resulting in such Expenses or Liability. The Company agrees that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.

                  9. Continuation of Company Obligations. All obligations of the Company contained in this Agreement shall continue during the period the Director is an Authorized Representative of the Company and shall continue thereafter so long as the Director may be subject to any possible Action by reason of the fact that the Director was an Authorized Representative of the Company.

                  10. Obligations of the Director.

                  (a) Promptly after receipt by the Director of notice of the commencement of any Action in respect of which the Director may seek indemnification, advancement of Expenses or Liability or payment for failure to maintain insurance, the Director shall notify the Company in writing of the commencement of such Action; but the omission so to notify the Company shall not relieve the Company from any obligation it may have to provide indemnification, advance Expenses or Liability or make payment for failure to maintain insurance to the Director otherwise than under this Agreement.






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                  (b) The Director agrees that the Director shall promptly
         reimburse the Company for all or an appropriate portion of any Expenses or Liability advanced by the Company to the Director pursuant to
         Section 3 of this Agreement or recovered by the Director pursuant to
         Section 5 of this Agreement (i) if it shall be finally adjudicated that the Director is not entitled to be indemnified, or not entitled to be fully indemnified, with respect to any such Expenses or Liability for any of the reasons specified in Section 7 of this Agreement or (ii) upon receipt by the Director under an Insurance Policy or a Security Arrangement of the amount of any Expenses or Liability advanced to the Director by the Company.

                  11. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be invalidated by any court of competent jurisdiction, such provision shall be ineffective only to the extent of such invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                  12.  Miscellaneous.

                  (a) This Agreement shall only be applicable to Actions commenced after the date of this Agreement. Any such Action may, however, arise from acts or omissions occurring before the date of this Agreement.

                  (b) This Agreement shall be deemed to be a contract made under and shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania without regard to principles of conflicts of laws.

                  (c) This Agreement shall be binding upon the Director and the heirs and personal representatives of the Director and upon the Company and its successors. This Agreement shall inure only to the benefit of the Director and the heirs and personal representatives of the Director and to the benefit of the Company and its successors and shall not inure to the benefit of any other party.

                  (d) No amendment, termination or claimed waiver of any of the provisions of this Agreement shall be valid unless in writing and signed by the party or an authorized representative of the party against whom such amendment, termination or claimed waiver is sought to be enforced.

                  (e) The rights to indemnification, advancement of Expenses and Liability, payment for failure to maintain insurance and contribution provided by this Agreement shall





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         not be deemed exclusive of any other rights, whether now existing or hereafter created, to which the Director may be entitled under any other agreement, any provision in the Articles or By-Laws of the Company, any vote of shareholders or directors, the State Statute, or otherwise, either as to action by the Director in his or her official capacity as a director or as to action by the Director in another capacity while holding such official capacity.

                  IN WITNESS WHEREOF, the Company and the Director have executed this Agreement as of the day and year first above written.


                                          TUSCARORA INCORPORATED


                                          By: /s/ John P. O'Leary, Jr.
                                              -------------------------------
                                                  John P. O'Leary, Jr.

                                          Title:
                                                -----------------------------
                                                President and Chief Executive
                                                  Officer




                                          /s/ Robert W. Kampmeinert
                                          -----------------------------------
                                              Robert W. Kampmeinert, Director

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